UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

November 6, 2013
(Date of earliest event reported)

LABORATORY CORPORATION OF
AMERICA HOLDINGS
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11353	13-3757370
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

358 South Main Street,
Burlington, North Carolina	27215	336-229-1127
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On November 6, 2013, Laboratory Corporation of America® Holdings (LabCorp®) (NYSE: LH) announced the availability of a 4th generation HIV antigen/antibody combination assay and a new diagnostic algorithm that improves screening for HIV infection.
Earlier detection of HIV can improve individual treatment and help reduce the spread of HIV in the population. On average, the 4th generation assay allows for detection of HIV seven days earlier in acutely infected individuals than would be possible with 3rd generation assays. In addition to offering this advanced HIV diagnostic tool, LabCorp introduced a new diagnostic algorithm that significantly improves the screening and diagnosis of HIV infection. “Fourth-generation HIV screening and associated supplemental testing is a valuable addition to the tools available to achieve early diagnosis of HIV,” said Dr. Mark Brecher, LabCorp’s Chief Medical Officer. “Detection of acute infections using the fourth-generation assay provides an improved opportunity for early intervention and the potential to affect transmission rates.”

Exhibits

99.1	Press Release dated November 6, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LABORATORY CORPORATION OF AMERICA HOLDINGS
Registrant

By:	/s/ F. SAMUEL EBERTS III
F. Samuel Eberts III
Chief Legal Officer and Secretary

November 6, 2013